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                                                                    Exhibit 23.6


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of AirTouch Communications, Inc.(pertaining to the airTouch Communications, Inc. Long-Term Stock Incentive Plan), of our report dated February 16, 1996, with respect to the consolidated financial statements and schedule of New Par (a Partnership), incorporated by reference in the Annual Report (Form 10-K) of AirTouch Communications, Inc. for the year ended December 31, 1997.



/s/ Ernst & Young LLP

Columbus, Ohio
April 20, 1998



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